TRACK DATA CORPORATION
                                95 ROCKWELL PLACE
                               BROOKLYN, NY 11217


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 21, 2003

TO THE STOCKHOLDERS OF TRACK DATA CORPORATION:

     The Annual Meeting of Stockholders of Track Data Corporation (the "Company") will be held at 95 Rockwell Place, Brooklyn, New York 11217, Fifth Floor Conference Room, at 10:00 A.M. on Thursday, August 21, 2003, for the following purposes:

(1) To elect eight Directors of the Company to hold office until the next Annual Meeting of Stockholders and until their successors have been duly elected and qualified;

(2) To ratify the selection and appointment by the Company's Board of Directors of Grant Thornton LLP, independent auditors, as auditors for the Company for the year ending December 31, 2003; and

(3) To consider and transact such other business as may properly come before the meeting or any adjournments thereof.

     A Proxy Statement, form of Proxy, the Annual Report to Stockholders of the Company for the year ended December 31, 2002 and the Financial Report for the three months ended March 31, 2003 are enclosed herewith. Only holders of record of Common Stock of the Company at the close of business on July 10, 2003 will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. A complete list of the stockholders entitled to vote will be available for inspection by any stockholder during the meeting; in addition, the list will be open for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting at the office of the Secretary of the Company, located at 95 Rockwell Place, Brooklyn, New York 11217.

Brooklyn, New York                      By Order of the Board of Directors,
July 15, 2003




                                        Martin  Kaye
                                        Secretary



     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT EXPECT TO BE PRESENT, PLEASE SIGN AND DATE THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. ANY PERSON GIVING A PROXY HAS THE POWER TO REVOKE IT AT ANY TIME PRIOR TO ITS EXERCISE AND IF PRESENT AT THE MEETING MAY WITHDRAW IT AND VOTE IN PERSON. ATTENDANCE AT THE MEETING IS LIMITED TO STOCKHOLDERS, THEIR PROXIES AND INVITED GUESTS OF THE COMPANY.



                             TRACK DATA CORPORATION
                                95 ROCKWELL PLACE
                            BROOKLYN, NEW YORK 11217

                                 PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Track Data Corporation (the "Company") of proxies in the form enclosed. Such Proxies will be voted at the Annual Meeting of Stockholders of the Company to be held at 95 Rockwell Place, Brooklyn, New York, 11217, Fifth Floor Conference Room, at 10:00 A.M. on Thursday, August 21, 2003 (the "Meeting") and at any adjournments thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

     This Proxy Statement and accompanying Proxy are being mailed on or about July 15, 2003 to all stockholders of record on July 10, 2003 (the "Record Date").

     Any stockholder giving a Proxy has the power to revoke the same at any time before it is voted. The cost of soliciting Proxies will be borne by the Company. The Company has no contract or arrangement with any party in connection with the solicitation of proxies. Following the mailing of the Proxy materials, solicitation of Proxies may be made by officers and employees of the Company by mail, telephone, telegram or personal interview. Properly executed Proxies will be voted in accordance with instructions given by stockholders at the places provided for such purpose in the accompanying Proxy. Unless contrary instructions are given by stockholders, it is intended to vote the shares represented by such Proxies FOR the election of the eight nominees for director named herein and FOR the selection of Grant Thornton LLP as independent auditors. The current members of the Board of Directors presently hold voting authority for Common Stock representing an aggregate of 25,188,280 votes, or approximately 52% of the total number of votes eligible to be cast at the Annual Meeting. The members of the Board of Directors have indicated their intention to vote affirmatively on all of the proposals.

                                VOTING SECURITIES

     Stockholders of record as of the close of business on the Record Date will be entitled to notice of, and to vote at, the Meeting or any adjournments thereof. On the Record Date there were 48,810,695 outstanding shares of common stock, par value $.01 per share (the "Common Stock"). Each holder of Common Stock is entitled to one vote for each share held by such holder. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting. Proxies submitted which contain abstentions or broker non-votes will be deemed present at the Meeting in determining the presence of a quorum.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of June 4, 2003, information regarding the beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of the Company's Common Stock based upon the most recent information available to the Company for (i) each person known by the Company to own beneficially more than five (5%) percent of the Company's outstanding Common Stock, (ii) each of the Company's officers and directors and (iii) all officers and directors of the Company as a group. Unless otherwise indicated, each stockholder's address is c/o the Company, 95 Rockwell Place, Brooklyn, New York 11217.

                                           SHARES OWNED BENEFICIALLY (1)
     NAME                                    NO.OF SHARES  % OF CLASS
     -----                                  -------------  ----------

     Barry Hertz (2)                           26,723,879        52.9%

     Martin Kaye (3)                              603,400         1.2%

     Jay Gelman (4)                               375,000          *

     Jack Spiegelman (5)                           94,000          *

     E. Bruce Fredrikson (6)
     Syracuse University
     School of Management
     Syracuse, NY 13244                            96,000          *

     Stanley Stern (7)                            119,000          *

     All Officers and Directors as a Group
     (eight persons)(8)                        28,011,279        54.3%


* = less than 1%

(1) Unless otherwise indicated, (i) each person has sole investment and voting power with respect to the shares indicated and (ii) the shares indicated are currently outstanding shares. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing the percentage ownership of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Subject to the foregoing, the percentages are calculated based on 48,810,695 shares outstanding.

(2) Consists of 22,307,532 shares owned by Mr. Hertz, 2,611,400 shares owned by Trusts established in the names of Mr. Hertz's children and 94,948 shares held by a family LLC managed by Mr. Hertz who owns 8% of such LLC. Mr. Hertz disclaims beneficial interest in shares owned by the Trusts and 92% of the family LLC not owned by him. Also includes 1,709,999 shares issuable upon the exercise of presently exercisable options under the Company's Stock Option Plans. See "Certain Relationships and Related Transactions" in this Proxy Statement with respect to the pledge of these shares by Mr. Hertz, the foreclosure of which might effect a change of control.

(3) Consists of 38,400 shares owned of record and 565,000 shares issuable upon the exercise of presently exercisable options granted under the Company's Stock Option Plans.

(4) Consists of shares issuable upon the exercise of presently exercisable options granted under the Company's Stock Option Plans.

(5) Consists of 60,000 shares owned of record, 4,000 shares owned by his wife as to which Mr. Spiegelman disclaims beneficial interest and 30,000 shares issuable upon the exercise of presently exercisable options granted under the Company's Stock Option Plans.

(6) Consists of 28,000 shares owned of record and 68,000 shares issuable upon the exercise of presently exercisable options granted under the Company's Stock Option Plans.

(7) Consists of 19,000 shares owned of record and 25,000 shares held in the Track Data Phantom Unit Trust to be released upon his termination of association with the Company, or earlier with approval of the Board of Directors. Also includes 75,000 shares issuable upon the exercise of presently exercisable options granted under the Company's Stock Option Plans.

(8) Consists of 25,188,280 outstanding shares and 2,822,999 shares issuable upon exercise of options described in footnotes 2 through 7 above.



                         ITEM I.  ELECTION OF DIRECTORS

     It is the intention of the persons named in the enclosed form of Proxy, unless such form of Proxy specifies otherwise, to nominate and to vote the shares represented by such Proxy FOR the election as directors of Barry Hertz, Martin Kaye, Jay Gelman, Stanley Stern, Abraham Biderman, Dr. E. Bruce Fredrikson, Jack Spiegelman and Charles Zabatta to hold office until the next Annual Meeting of Stockholders or until their respective successors shall have been duly elected and qualified. All of the nominees are presently directors of the Company. The Company has no reason to believe that any of the nominees will become unavailable to serve as directors for any reason before the Annual Meeting. However, in the event that any of them shall become unavailable, the person designated as proxy reserves the right to substitute another person of his choice when voting at the Annual Meeting.

OFFICERS  AND  DIRECTORS

     The officers and directors are as follows:



NAME                        AGE  POSITION
----                        ---  --------
Barry Hertz                  53  Chairman of the Board, Chief Executive Officer

Martin Kaye                  55  Chief Operating Officer, Chief Financial Officer,
                                 Secretary and Director

Jay Gelman                   41  Executive Vice President, Director

Stanley Stern                52  Senior Vice President - Customer Relations, Director

Abraham Biderman             55  Director

E. Bruce Fredrikson          64  Director

Jack Spiegelman              64  Director

Charles Zabatta              60  Director


     BARRY HERTZ has served as the Company's Chairman and Chief Executive Officer since its inception. He holds a Masters degree in Computer Science from New York University (1973) and a B.S. degree in Mathematics from Brooklyn College (1971). Until his resignation in May 2001, Mr. Hertz also served as Chairman of Innodata Corporation ("Innodata"), a public company co-founded by Mr. Hertz, of which the Company was a principal stockholder, and which is a global outsourcing provider of Internet and on-line digital content services.

     MARTIN KAYE has been Chief Operating Officer since August 2001, and has been Chief Financial Officer, Secretary and a Director of the Company since 1994. Mr. Kaye is a certified public accountant. Mr. Kaye served as Chief Financial Officer of Innodata from October 1993 and Director from March 1995 until his resignation from those positions in May 2001. He had been an audit partner with Deloitte & Touche LLP for more than five years until his resignation in 1993. Mr. Kaye holds a B.B.A. in accounting from Baruch College
(1970).

     JAY GELMAN has been Executive Vice President and a Director since August 2001. Mr. Gelman resigned as Executive Vice President in June 2003. Prior thereto he served as Vice President of Sales for the Company's institutional market data business from January 2000 to July 2001 and as President of the Company's Newsware division from August 1998 to December 1999. In 1989, he co-founded Alliance Distributors, a leading distributor of products manufactured by Nintendo, Sony, RCA/GE, Electronic Arts, and many other consumer electronic companies. In December 1997, Take Two Interactive, a public company, bought Alliance Distributors. Prior thereto he was a salesman for the Company from 1987 through 1989. Mr. Gelman attended Northeastern University and Baruch College.

     STANLEY STERN has been Senior Vice President - Customer Relations since June 2000 and a Director of the Company since May 1999. He previously served as Director from April 1994 until his resignation in September 1997. He served as Vice President of the Company and in other capacities for more than five years until his resignation in December 1996. From January 1998 through May 2000, Mr. Stern was Chief Operating Officer of Integrated Medical Technologies, Inc., an Internet-based provider of medical services information. Mr. Stern holds a B.B.A. from Baruch College (1973).

     ABRAHAM BIDERMAN has been a Director of the Company since August 2002. Mr. Biderman is Executive Vice President of Lipper & Company, Inc., a diversified financial services and money management firm, which he joined in 1990. Prior thereto, he served as special advisor to the Deputy Mayor and then the Mayor during New York City's Koch Administration. From January 1988 through December 1989, Mr. Biderman was Commissioner of New York City's Department of Housing, Preservation and Development. Prior thereto, he served as Commissioner of New York City's Department of Finance and as Chairman of New York City's Employee Retirement System. Mr. Biderman is a Director of the Municipal Assistance Corporation of the City of New York, a member of the Housing Committee of the Real Estate Board of New York, a Director of M-Phase Technologies, Inc., a company that manufactures and markets high-bandwidth telecommunications products incorporating DSL technology, and is also on the boards of numerous not-for-profit and philanthropic organizations. Mr. Biderman was also a director of Innodata until December 2002, at which time he did not stand for reelection. Mr. Biderman is a certified public accountant and graduated with a B.A. in Accounting from Brooklyn College (1970).

     DR. E. BRUCE FREDRIKSON has been a Director of the Company since June 1994. He is currently a professor of finance at Syracuse University School of Management where he has taught since 1966 and has previously served as chairman of the finance department. He is a director of Consumer Portfolio Services, Inc., a consumer finance company. Dr. Fredrikson has an A.B. in economics from Princeton University and a M.B.A. and a Ph.D. in finance from Columbia University. Until his resignation in May 2001, Mr. Fredrikson was a Director of Innodata.

     JACK SPIEGELMAN has been a Director of the Company since April 1996. Mr. Spiegelman has been President of Briarcliff Securities Corp. (formerly Track Securities Corp.) since December 1983. From February 1996 to June 1997, he was a Senior Vice President of J. W. Genesis Securities, Corp. and prior thereto for more than five years was a Senior Vice President of Fahnestock & Company, Inc. Mr. Spiegelman holds a B.A. in economics from Brooklyn College (1963).

     CHARLES ZABATTA has been a Director of the Company since August 2001. Mr. Zabatta, who has more than 30 years of brokerage service experience, is Senior Managing Director of Corporate Development at Knight Capital Markets. He was a Director on the Board of Knight/Trimark Group from April 1998 to September 1999, when he resigned to take his current position. Mr. Zabatta joined Knight from TD Waterhouse, where he also was Senior Managing Director of Corporate Development. Prior to joining TD Waterhouse in 1995, he was President and Chief Operating Officer of Wall Street Connect, an automated investment services company. He also served as Vice President and Director of Marketing at both Kennedy Cabot & Co. and Securities Settlement, a national clearing organization. Mr. Zabatta received his BA from Iona College (1964).

     In connection with a stock purchase agreement with Knight Trading Group, Inc. ("Knight") in December 2000, Knight has the right to designate one member of the Board of Directors for three years. Mr. Zabatta has been designated by Knight. Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Officers serve at the discretion of the Board. There are no family relationships among directors or officers.

MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors held four meetings during the year ended December 31, 2002. During 2002, each director attended in excess of 75% of both (i) the total number of board meetings held during the period for which he was a director and (ii) the total number of meetings of each committee of the board on which the director served during the period for which he was on the committee.

     In 2002, the Audit Committee was comprised of Messrs. Fredrikson, Biderman (since August, 2002) and Zabatta. The function of the Audit Committee is to make recommendations concerning the selection each year of independent auditors of the Company, to review the effectiveness of the Company's internal accounting methods and procedures, to consider whether the principal accountant's provision of non-audit services is compatible with maintaining the principal accountant's independence and to determine through discussions with the independent auditors whether any instructions or limitations have been placed upon them in connection with the scope of their audit or its implementation. The Audit Committee met four times during 2002. The Board of Directors has determined that the members of the Audit Committee are "independent" within the meaning of the rules adopted by the National Association of Securities Dealers ("NASD"). The Board of Directors does not have a Compensation or Nominating Committee.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     The Company believes that during the period from January 1, 2002 through December 31, 2002 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

EXECUTIVE COMPENSATION

     The following table sets forth information with respect to compensation paid by the Company for services to it during the three fiscal years ended December 31, 2002 to the Company's Chief Executive Officer and to the executive officers whose aggregate annual salary and bonus exceeded $100,000 in 2002.

                           SUMMARY COMPENSATION TABLE


                            FISCAL   ANNUAL             NUMBER OF STOCK
NAME AND POSITION            YEAR    SALARY    BONUS    OPTIONS AWARDED
-----------------           ------  --------   -----    ---------------

Barry Hertz                  2002   $450,000   $9,000      500,000(A)
Chairman, CEO                2001   $425,000     -       2,000,000
                             2000   $375,000     -         350,000

Martin Kaye                  2002   $300,000   $6,000      200,000(A)
Chief Operating Officer,     2001   $262,000     -         250,000
Chief Financial Officer

Jay Gelman                   2002   $300,000   $6,000      100,000(A)
Executive Vice President     2001   $283,000     -         100,000
                             2000   $250,000     -         280,000

Stanley Stern                2002   $153,000   $3,060       20,000(A)
Senior Vice President        2001   $150,000     -          20,000


(A)  Granted in January, 2003 for the 2002 calendar year.



     The above table does not include certain perquisites and other personal benefits, the total value of which does not exceed the lesser of $50,000 or 10% of such person's cash compensation.

                        OPTION GRANTS IN LAST FISCAL YEAR
                                INDIVIDUAL GRANTS


                           PERCENT OF                       POTENTIAL REALIZED
                          TOTAL OPTIONS                      VALUE AT ASSUMED
                           GRANTED TO                         ANNUAL RATES OF
              NUMBER OF    EMPLOYEES                        STOCK APPRECIATION
               OPTIONS     IN FISCAL   EXERCISE  EXPIRATION  FOR OPTION TERM
   NAME       GRANTED(A)     YEAR       PRICE       DATE       5%         10%
   ----       ----------    ----      ----------   -------   --------   --------
Barry Hertz    500,000       36%      $1.00-1.25   1/22/08   $157,500   $342,500

Martin Kaye    200,000       14%      $1.00-1.25   1/22/08   $ 63,000   $137,000

Jay Gelman     100,000        7%      $1.00-1.25   1/22/08   $ 31,500   $ 68,500

Stanley Stern   20,000        1%      $1.00-1.25   1/22/08   $  6,300   $ 13,700



(A) Granted in January, 2003 for the 2002 calendar year. Each individual was granted one-half of the number of options exercisable at $1.00 and one-half at $1.25. The options vest one-half of each on December 31, 2003 and one-half on December 31, 2004.


                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR;
                          FISCAL YEAR END OPTION VALUES

                                          NUMBER OF
                                         SECURITIES
                                         UNDERLYING
                                         UNEXERCISED       VALUE OF UNEXERCISED IN-
                                      OPTIONS AT FISCAL      THE-MONEY OPTIONS AT
              SHARES                       YEAR END            FISCAL YEAR END
            ACQUIRED ON    VALUE         EXERCISABLE/           EXERCISABLE/
    NAME     EXERCISE     REALIZED      UNEXERCISABLE(A)       UNEXERCISABLE
    ----    -----------   --------    --------------------  -----------------------

Barry Hertz     None          -        1,709,999/1,000,001        $-0-

Martin Kaye    40,000     $99,500        565,000/75,000           $-0-

Jay Gelman     25,000     $35,397       375,000/125,000           $-0-

Stanley Stern   None         -           75,000/10,000            $-0-


(A) Does not include options granted to Messrs. Hertz, Kaye, Gelman and Stern in January 2003 of 500,000, 200,000, 100,000 and 20,000 shares, respectively.


There are no employment agreements, stock appreciation rights or long-term incentive plans.

EQUITY COMPENSATION PLAN INFORMATION

     All equity compensation plans have been approved by the Company's stockholders.




                                                  At December 31, 2002

a)   Number of securities to be issued upon
     exercise of outstanding options,
     warrants and rights                            6,313,650 shares


b)   Weighted-average exercise price of
     outstanding options, warrants and rights          $ 1.68



c)   Number of securities remaining available
     for future issuance under equity
     compensation plans (excluding securities
     reflected in (a) above)                       4,152,380 shares




DIRECTORS COMPENSATION

     Dr. Fredrikson and Mr. Biderman are compensated at the rate of $1,250 per month, plus out-of-pocket expenses for each meeting attended. No other director is paid cash compensation for his services as director.

     In January 2003, Messrs. Fredrikson, Biderman, Spiegelman and Zabatta each received options to purchase 10,000 shares at an exercise price of $1.00 per share and 10,000 shares at an exercise price of $1.25 per share as compensation for their services. Mr. Biderman also received options to purchase 10,000 shares at an exercise price of $1.50 per share upon joining the Board in August 2002.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     For the Company's fiscal year ended December 31, 2002, Messrs. Hertz, Kaye, Gelman and Stern were officers of the Company and were members of the Board of Directors (there is no compensation committee).

REPORT OF THE AUDIT COMMITTEE

     The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

     The Audit Committee of the Board of Directors developed a charter for the Committee, which was approved by the full Board of Directors on April 2, 2000. The complete text of this charter was included in Appendix B to the Company's proxy statement for its annual meeting on November 1, 2001. The members of the Committee are independent as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards.

     In overseeing the preparation of the Company's financial statements, the Committee met with both management who has the primary responsibility for the financial statements, the reporting process and the system of internal control, and the Company's outside auditors who are responsible for expressing an opinion on the conformity of the Company's audited financial statements under generally accepted auditing standards, to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues.
Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the outside auditors. The Committee's review included discussions with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards ("SAS") No. 61, "Communication With Audit Committees" and SAS No. 90, "Audit Committee Communications."

     With respect to the Company's outside auditors, the Committee, among other things, discussed with Grant Thornton LLP matters relating to its independence and the letter from the independent auditors as required by the Independence Standards Board, Standard No. 1, "Independence Discussions with Audit Committees."

     On the basis of their review and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company's independent auditors.

                                 AUDIT COMMITTEE

                             Dr. E. Bruce Fredrikson
                                Abraham Biderman
                                 Charles Zabatta

BOARD REPORT ON EXECUTIVE COMPENSATION

     The following is the Board's compensation policy: The Board of Directors (the "Board") is responsible for determining the annual salary, short-term and long-term incentive compensation, stock awards and other compensation of the executive officers. In its deliberations regarding compensation of executive officers, including the chief executive officer, for 2002 and thereafter, the Board considered the following factors: (a) Company performance, both separately and in relation to similar companies, (b) the individual performance, experience and scope of responsibilities of each executive officer, (c) compensation and stock award information disclosed in the proxy statements of other companies, (d) historical compensation levels and stock awards at the Company, (e) the overall competitive environment for executives and the level of compensation necessary to attract and retain executive talent and (f) the recommendations of management. The assessments were not subject to specific weightings or formulas.

                                  BOARD MEMBERS

                                   Barry Hertz
                                   Martin Kaye
                                   Jay Gelman
                                  Stanley Stern
                               E. Bruce Fredrikson
                                Abraham Biderman
                                 Jack Spiegelman
                                 Charles Zabatta


FISCAL 2002 ACCOUNTING FIRM FEE SUMMARY

     During the year ended December 31, 2002 the aggregate fees billed by the Company's principal accounting firm, Grant Thornton LLP, were $178,000 that included audit fees of $120,000 and non-audit fees of $58,000 The audit fees included the audit of the annual financial statements and reviews of the quarterly filings and the non-audit fees were comprised of the fees associated with tax consulting and tax return preparation. Grant Thornton did not provide any services to the Company in 2002 relating to the design and implementation of financial information systems. The Board of Directors has considered the services performed by the accountants and has determined that they are compatible with maintaining the accountant's independence.



                          STOCK PRICE PERFORMANCE GRAPH

     The following performance graph compares the cumulative total return (assuming reinvestment of dividends) of an investment of $100 in Track Data Corporation on December 31, 1997, through its fiscal years ended December 31, 1998, 1999, 2000, 2001 and 2002 to the Nasdaq Market Index and the Industry Index for SIC Code 7375, Information Retrieval Services.

            INFORMATION PROVIDED BY MEDIA GENERAL FINANCIAL SERVICES.



                                [GRAPHIC OMITTED]


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company leases its executive office facilities in Brooklyn from a limited partnership owned by the Company's Chairman and members of his family. The Company paid the partnership rent of $540,000 for the years ended December 31, 2002 and 2001. The lease provides for the Company to pay $600,000 per annum through April 1, 2004.

     In connection with the Company's arbitrage trading program, the Company's Chairman pledged approximately 10 million shares of his holdings of the Company's common stock as additional collateral for the arbitrage trading accounts. The Company is paying its Chairman at the rate of 2% per annum on the value of the collateral pledged. Such payments aggregated $131,000 and $144,000 for the years ended December 31, 2002 and 2001, respectively.

     In the fourth quarter of 2001, the Company expanded its arbitrage trading program to include a greater risk profile trading program. The greater risk trading program resulted in pre-tax losses of $400,000 in the fourth quarter of 2001 and $1,400,000 in the first quarter of 2002. The Company is continuing its arbitrage trading program but has discontinued the greater risk trading program. The Company's Chairman contributed 650,000 shares of Company stock owned by him to the capital of the Company upon discontinuance of this program.

     The Company's Chairman has a margin loan of approximately $3.5 million as a customer of the Company's broker-dealer that is collateralized by 14 million of the Company's shares owned by him. This account is subject to an indemnity that covers all retail trading accounts with the Company's clearing broker, in the event they were to sustain losses.

     On June 3, 2003 the Company's Chairman sold 1.6 million shares of the Company's common stock to the Company for $928,000.

     From April 1999 to August 2000, the Company offered online trading through its myTrack service utilizing Track Securities Corporation ("TSC") as its broker-dealer. TSC is a broker-dealer owned and operated by Jack Spiegelman, a director of the Company. The Company licensed its myTrack trading system to a subsidiary of TSC until August 2000. The Company was receiving $2.25 per trade pursuant to the agreement, which aggregated $2,280,000 in 2000. In addition, TSC paid a share of the marketing and advertising costs incurred by the Company,
which aggregated $666,000 in 2000.   In August 2000, the Company obtained its
own broker-dealer license and, after registration in all states, terminated this relationship with TSC, except for the director consulting agreement described below, and transferred all the trading accounts from TSC to the Company's broker-dealer, Track Data Securities Corp. Further, the director has a five-year consulting agreement with the Company pursuant to which he is to be paid an annual fee of the greater of $50,000 or 5% of the after-tax earnings, if any, from trading activities. In 2002, 2001 and 2000, the fee was $50,000, respectively. In addition, the Company paid commissions to TSC of approximately $60,000 in 2002 in connection with the Company's trading of stocks and options through TSC.

          ITEM II.  RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Subject to approval by the stockholders, the Board of Directors has appointed Grant Thornton LLP as the independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 2003. Grant Thornton LLP also served as the Company's auditors for each of the five fiscal years ended December 31, 2002. It is expected that a representative of Grant Thornton LLP will be present at the Annual Meeting with the opportunity to make a statement if he desires to do so and to be available to respond to appropriate questions from stockholders.

     In the event that the stockholders fail to ratify this appointment, other certified public accountants will be considered upon recommendation of the Audit Committee. Even if this appointment is ratified, our Board of Directors, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year, if the Board believes that such a change would be in the best interest of the Company and its stockholders.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE FOR RATIFICATION OF THE
            APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT AUDITORS


                                  VOTE REQUIRED

     Election of Directors. Directors will be elected at the meeting by a plurality of the votes cast (i.e., the eight nominees receiving the greatest number of votes will be elected as Directors).

     Ratification of the Appointment of Independent Auditors. The appointment of Grant Thornton LLP as independent auditors requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter. Abstentions will have the same effect as a vote against such ratification, whereas broker non-votes and shares not represented at the meeting will not be counted for purposes of determining whether such ratification has been approved.

                             EXPENSE OF SOLICITATION

     The cost of soliciting proxies, which also includes the preparation, printing and mailing of the Proxy Statement, will be borne by the Company. Solicitation will be made by the Company primarily through the mail, but regular employees of the Company may solicit proxies personally, by telephone or telegram. The Company will request brokers and nominees to obtain voting instructions of beneficial owners of the stock registered in their names and will reimburse them for any expenses incurred in connection therewith.

                            PROPOSALS OF STOCKHOLDERS

     Stockholders of the Company who intend to present a proposal for action at the next Annual Meeting of Stockholders of the Company must notify the Company's management of such intention by notice in writing received at the Company's principal executive offices on or before March 10, 2004 in order for such proposal to be included in the Company's Proxy Statement and form of proxy relating to such Meeting. Stockholders who wish to present a proposal for action at the next Annual Meeting are advised to contact the Company as soon as possible in order to permit the inclusion of any proposal in the Company's proxy statement.

                                  OTHER MATTERS

     The Company knows of no items of business that are expected to be presented for consideration at the Annual Meeting which are not enumerated herein. However, if other matters properly come before the Meeting, it is intended that the person named in the accompanying Proxy will vote thereon in accordance with his best judgement.

     PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

Brooklyn, New York                    By Order of the Board of Directors
July 15, 2003



                                        Martin  Kaye, Secretary



                                                                   FORM OF PROXY

                             TRACK DATA CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned Stockholder of Common Stock of Track Data Corporation (the "Company") hereby revokes all previous proxies, acknowledges receipt of the Notice of the Meeting of Stockholders to be held on Thursday, August 21, 2003 and hereby appoints Barry Hertz and Martin Kaye, and each of them, as proxies of the undersigned, with full power of substitution, to vote and otherwise represent all of the shares of the undersigned in the Company at said meeting and at any adjournments thereof with the same effect as if the undersigned were present and voting the shares. The shares represented by this proxy shall be voted on the following matters and, in their discretion, upon any other business which may properly come before said meeting.

1.   Election of Directors:

     /  / For all nominees listed below     /  / Withhold authority
          (except as indicated)                  to vote for all
                                                 nominees listed below

To withhold authority for any individual nominee, strike through that nominee's name in the list below.

     Barry Hertz       Martin Kaye          Jay Gelman       Stanley Stern
     Abraham Biderman  E. Bruce Fredrikson  Jack Spiegelman  Charles Zabatta

2. Ratification of the selection of Grant Thornton LLP as independent auditors:

    /  /For      /  /Against       /  /Abstain


THE SHARES REPRESENTED BY THIS PROXY, DULY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN FAVOR OF EACH OF THE ABOVE NOMINEES, FOR SELECTION OF GRANT THORNTON LLP AS INDEPENDENT AUDITORS, AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXYHOLDERS DEEM ADVISABLE.

          Dated:                   , 2003
                -------------------

          Signature(s) of Stockholder
                                     ---------------------------------------

          (Title, if appropriate)
                                 -------------------------------------------

This proxy should be signed by the Stockholder(s) exactly as his or her name appears hereon. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, each owner should sign. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.